Exhibit 99.1

Pfenex earns $18.5 million in milestones and updates Worldwide License and Option Agreement with Jazz Pharmaceuticals

SAN DIEGO December 19, 2017 — Pfenex Inc. (NYSE AMERICAN: PFNX) today announced the amendment of the 2016 agreement under which Pfenex granted Jazz Pharmaceuticals worldwide rights to develop and commercialize multiple early stage hematology product candidates.

Under the amended agreement, Pfenex will be eligible to receive an additional $43.5 million in amendment fee and development milestone payments as compared to the 2016 agreement, increasing the total value of upfront, option and amendment fee payments and potential payments for the achievement of development, regulatory and sales-related milestones associated with the collaboration to an aggregate of $224.5 million. Pfenex will also continue to be eligible to receive tiered royalties on worldwide sales of any products resulting from the collaboration, at rates reduced from those under the 2016 agreement.

Additionally, Pfenex announced today that, pursuant to the amended agreement, in the fourth quarter it earned $18.5 million in connection with the collaboration by achieving a $13.5 million development milestone and receiving a $5 million payment following signing of the amended agreement. The remaining development, regulatory and sales-related milestones that could potentially be earned total $189.25 million.

“Our collaboration with Jazz Pharmaceuticals is mutually beneficial and the updated agreement is another solid example of the strong collaboration. We look forward to continuing our relationship with Jazz on these assets in support of further advancement in clinical development,” said Eef Schimmelpennink, Chief Executive Officer of Pfenex. “The collaboration also illustrates the strength of the Pfenex production platform and the differentiated programs it is able to generate. We look forward to advancing our portfolio and to key milestones that are upcoming in 2018.”

About Pfenex Inc.

Pfenex Inc. is a clinical-stage biotechnology company developing complex therapeutic proteins. Using the patented Pfenex Expression Technology® platform, the Company has created an advanced pipeline of therapeutic equivalents, vaccines, biologics and biosimilars. The Company’s lead product candidates are PF708, a therapeutic equivalent candidate to Forteo® (teriparatide) for the treatment of osteoporosis, and its novel anthrax vaccine candidates, Px563L and RPA563, funded through an advanced development contract with the US government. In addition, Pfenex is developing hematology/oncology products in collaboration with Jazz Pharmaceuticals. Furthermore, the Company’s pipeline includes biosimilar candidates to Lucentis® and Neulasta®.

Pfenex Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally relate to future events or Pfenex’s future financial or operating performance. In some cases, forward-looking statements can be identified because they contain words such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these words or other similar terms or expressions that concern Pfenex’s expectations, strategy, plans or intentions. Forward-looking statements in this press release include, but are not limited to, statements regarding Pfenex’s future plans to develop, manufacture and commercialize these product candidates; the potential to receive future milestone and royalty payments under Pfenex’s agreements with Jazz Pharmaceuticals; and Pfenex’s expectations to advance its portfolio and achieve key milestones in 2018 . Actual results may differ materially from those indicated by these forward-looking statements as a result of the uncertainties inherent in the clinical drug development process, including, without limitation, challenges in successfully demonstrating the efficacy and safety of product candidates; the pre-clinical and clinical results for product candidates, which may not support further development of product candidates or may require additional clinical trials or modifications of ongoing clinical trials or regulatory pathways; challenges related to commencement, patient enrollment, completion, and analysis of clinical trials; Pfenex’s ability to obtain additional funding to support its business activities and establish and maintain strategic business alliances and new business initiatives; Pfenex’s dependence on third parties for development, manufacture, marketing, sales and distribution of products; unexpected expenditures; and difficulties in obtaining and maintaining intellectual property protection for product candidates. Information on these and additional risks, uncertainties, and other information affecting Pfenex’s business and operating results is contained in Pfenex’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2017 and in Pfenex’s subsequent reports filed with the Securities and Exchange Commission. The forward-looking statements in this press release are based on information available to Pfenex as of the date hereof, and Pfenex disclaims any obligation to update any forward-looking statements, except as required by law.

Pfenex investors and others should note that Pfenex announces material information to the public about Pfenex through a variety of means, including its website (http://www.pfenex.com/), investor relations website (http://pfenex.investorroom.com/), press releases, SEC filings, public conference calls, corporate Twitter account (https://twitter.com/pfenex), Facebook page (https://www.facebook.com/Pfenex-Inc-105908276167776/timeline/), and LinkedIn page (https://www.linkedin.com/company/pfenex-inc) in order to achieve broad, non-exclusionary distribution of information to the public and to comply with its disclosure obligations under Regulation FD. Pfenex encourages its investors and others to monitor and review the information Pfenex makes public in these locations as such information could be deemed to be material information. Please note that this list may be updated from time to time.

Pfenex Contact

Patrick Lucy

Chief Business Officer

(858) 352-4334

PKL@pfenex.com